Q3’16 Financial Results Conference Call November 2, 2016 Exhibit 99.2

©2013 Accret ive Health Inc. Safe Harbor Statement 2 This presentation contains forward-looking statements, including statements regarding future growth, plans and performance. All forward-looking statements contained in this presentation involve risks and uncertainties. The Company’s actual results and outcomes could differ materially from those anticipated in these forward-looking statements as a result of various factors, including the factors set forth under the heading “Risk Factors” in its Annual Report on Form 10-K for the year ended December 31, 2015, filed with the SEC on March 10, 2016. The words “strive,” “objective,” “anticipates,” “believes,” “estimates,” “expects,” “intends,” “may,” “plans,” “projects,” “vision,” “would,” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. The Company has based these forward-looking statements on its current expectations and projections about future events. Although the Company believes that the expectations underlying any of its forward-looking statements are reasonable, these expectations may prove to be incorrect and all of these statements are subject to risks and uncertainties. Should one or more of these risks and uncertainties materialize, or should underlying assumptions, projections, or expectations prove incorrect , actual results, performance, financial condit ion, or events may vary materially and adversely from those anticipated, est imated, or expected. All forward-looking statements included in this presentation are expressly qualified in their entirety by these cautionary statements. The Company cautions readers not to place undue reliance on any forward-looking statement that speaks only as of the date made and to recognize that forward-looking statements are predictions of future results, which may not occur as anticipated. Actual results could differ materially from those anticipated in the forward-looking statements and from historical results, due to the uncertainties and factors described above, as well as others that the Company may consider immaterial or does not anticipate at this t ime. Although the Company believes that the expectations reflected in its forward-looking statements are reasonable, the Company does not know whether its expectations may prove correct . The Company’s expectations reflected in its forward-looking statements can be affected by inaccurate assumptions it might make or by known or unknown uncertainties and factors, including those described above. The risks and uncertainties described above are not exclusive, and further information concerning the Company and its business, including factors that potentially could materially affect its financial results or condit ion or relationships with customers and potential customers, may emerge from time to t ime. The Company assumes no, and it specifically disclaims any, obligation to update, amend, or clarify forward-looking statements to reflect actual results or changes in factors or assumptions affecting such forward-looking statements. The Company advises investors, however, to consult any further disclosures it makes on related subjects in our periodic reports that it files with or furnishes to the SEC.

©2013 Accret ive Health Inc. 3 Joe Flanagan President & Chief Execut ive Officer

©2013 Accret ive Health Inc. Q3 Highlights 4  Significant quarter-over-quarter improvement in top- and bot tom-line results  Formally started onboarding Tranche-1 of Ascension Addit ional Book Minist ries (ABMs) • In process of deploying our proprietary Operat ing System and Technology Suite • Current ly serve 91 hospitals, up from 72 as of last earnings call  Mult i-year renewal with Intermountain Healthcare  Cont inued momentum in st rengthening leadership team • Jack Brock – Chief Information Officer, joined us from Highmark • Third new senior executive since August 2016

©2013 Accret ive Health Inc. Other Efforts Current ly Underway 5  Comprehensive company re-launch planned for early 2017 • Launch new brand in January 2017 • Relist on a major exchange; re-engage with investor community • Simplified financial report ing  Growth • Substant ial market opportunity; <10% of hospitals use an end-to-end solut ion; Market inflect ions (financial pressure and complexity driving shift to E-to-E solut ion providers) • Accret ive has invested heavily to build a holist ic RCM infrastructure • Three engagement models provide flexible deployment approach; we are encouraged by the response from prospect ive customers  Technology • Continued investment in R&D: Launched new AHtoDecision applicat ion with a revamped approach to manage payor billing and follow-up  Physician Advisory Services (PAS) • Continued strong growth from volume and market share gains

©2013 Accret ive Health Inc. 6 Chris Ricaurte Chief Financial Officer & Treasurer

©2013 Accret ive Health Inc. Non-GAAP Measures* Gross Cash Generated from Customer Cont ract ing Act ivit ies GAAP revenue plus change in deferred customer billings Net Cash Generated from Customer Cont ract ing Act ivit ies GAAP net income before interest expense, taxes, depreciat ion and amort izat ion expense, share-based compensation, and certain non- recurring items, plus change in deferred customer billings We use two non-GAAP measures to supplement GAAP measures * See Appendix for important information regarding non-GAAP measures

©2013 Accret ive Health Inc. 3Q’16 vs. 2Q’16 and 3Q’15 Results (non-GAAP) 8 ($ in millions) 3Q’16 2Q’16 3Q’15 Key change driver(s) Gross Cash Generat ed $59.7 $38.3 $55.4 • Intermountain renewal , including catchup contribut ion • New Ascension contract • Strong PAS growth Cost of Services $43.6 $41.4 $39.7 • Onboarding of new employees as we transit ion to new Ascension agreement SG&A $12.6 $14.3 $12.0 • June 2016 restructuring, offset in part by re-launch expenses Net Cash Generat ed $3.6 ($17.4) $3.7 • Combinat ion of above reasons

Additional commentary

- **2016 Views**
  - Expect to be at the mid-point of top-line guidance of $200-220 million for 2016
- **Cash position**
  - Cash (inclusive of restricted cash) of $203.4 million at end of Q3, down $19.8 million sequentially
  - Transition to fixed-fee type contracts and full-outsource agreements is resulting in a reduction of customer cash historically carried on our balance sheet
  - Cash declined in Q3 despite positive Net Cash Generated from Customer Contracting Activities due to capital expenditures of $3.3 million and $20 million reduction working capital, of which $14 million was due to customer liabilities
  - As of 9/30/16, Customer liabilities (Accrued Service Costs and Customer Deposits amounted to $44 million)
- **2017 views**
  - 2017 budgeting process well underway; expect to provide guidance in early 2017

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ACCRETIVE HEALTH

2020 Outlook: Healthy Growth as new Ascension Business is Onboarded


Gross Cash Generated from Customer Contracting Activities ($MM)
$900
$700
$220
$200
~90% of low-end currently contracted*
Mid- to high-teens Net Cash Generated Margin
2016 Expectations
2020 Expectations

* Includes anticipated contract renewals, including the contract with Intermountain Healthcare which was recently renewed for a multi-year term

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ACCRETIVE HEALTH

©2013 Accret ive Health Inc. Appendix 11

©2013 Accret ive Health Inc. Use of Non-GAAP Measures 12 · In order to provide a more comprehensive understanding of the information used by Accretive Health’s management team in financial and operational decision making, the Company supplements its GAAP consolidated financial statements with certain non-GAAP financial measures, which are included in this presentation. These include gross and net cash generated from customer contracting activit ies and adjusted EBITDA. Our Board and management team use these non-GAAP measures as (i) one of the primary methods for planning and forecasting overall expectations and for evaluating actual results against such expectations; and (ii) a performance evaluation metric in determining achievement of certain executive incentive compensation programs, as well as for incentive compensation plans for employees. · Gross cash generated from customer contracting activit ies is defined as GAAP net services revenue, plus the change in deferred customer billings. Accordingly, gross cash generated from customer contracting activit ies is the sum of (i) invoiced or accrued net operating fees, (ii) cash collections on incentive fees and (iii) other services fees. Net cash generated from customer contracting activit ies reflects non-GAAP adjusted EBITDA and the change in deferred customer billings. · Adjusted EBITDA is defined as net income before net interest income (expense), income tax provision, depreciation and amortization expense, share-based compensation, transaction-related expenses, reorganization-related expenses and certain other items. The use of adjusted EBITDA to measure operating and financial performance is limited by our revenue recognit ion criteria, pursuant to which GAAP net services revenue is recognized at the end of a contract or other contractual agreement event. Adjusted EBITDA does not adequately match corresponding cash flows from customer contracting activit ies. As a result , the Company uses gross cash and net cash generated from customer contracting activit ies to better compare cash flows to operating performance. · Deferred customer billings include the portion of both (i) invoiced or accrued net operating fees and (ii) cash collections of incentive fees, in each case, that have not met our revenue recognit ion criteria. Deferred customer billings are included in the detail of our customer liabilit ies balance in the consolidated balance sheet available in the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2016. · These adjusted measures are non-GAAP and should be considered in addit ion to, but not as a substitute for, the information prepared in accordance with GAAP.

Reconciliation of GAAP revenue to non-GAAP Gross Cash Generated from Customer Contracting Activities

($ in thousands)

	Three Months Ended September 30, 2016	Three Months Ended September 30, 2015	2016 vs. 2015 Change Amount	2016 vs. 2015 Change %	Nine Months Ended September 30, 2016	Nine Months Ended September 30, 2015	2016 vs. 2015 Change Amount	2016 vs. 2015 Change %
Consolidated Statement of Operations Data:								
RCM services: net operating fees	$48,950	$6,232	$42,718	fav.	$300,259	$19,402	$280,857	fav.
RCM services: incentive fees	68,538	1,017	67,521	fav.	166,537	9,022	157,515	fav.
RCM services: other	3,830	5,359	(1,529)	-28.5%	8,292	9,591	(1,299)	-13.5%
Other services fees	4,217	3,234	983	30.4%	11,312	10,883	429	3.9%
Total net services revenue	125,535	15,842	109,693	fav.	486,400	48,898	437,502	fav.
Change in deferred customer billings	(65,805)	39,541	(105,346)	n.m.	(347,542)	108,601	(456,143)	n.m.
Gross cash generated from customer contracting activities	**$59,730**	**$55,383**	**$4,347**	**7.8%**	**$138,858**	**$157,499**	**($18,641)**	**-11.8%**
Components of Gross Cash Generated from Customer Contracting Activities:								
RCM services: net operating fee	$46,124	$31,522	$14,602	46.3%	$94,814	$88,761	$6,053	6.8%
RCM services: incentive fee	7,568	14,859	(7,291)	-49.1%	23,803	47,501	(23,698)	-49.9%
RCM services: other	1,821	5,749	(3,928)	-68.3%	8,929	10,196	(1,267)	-12.4%
Total RCM services fees	55,513	52,130	3,383	6.5%	127,546	146,458	(18,912)	-12.9%
Other services fees	4,217	3,253	964	29.6%	11,312	11,041	271	2.5%
Gross cash generated from customer contracting activities	**$59,730**	**$55,383**	**$4,347**	**7.8%**	**$138,858**	**$157,499**	**($18,641)**	**-11.8%**

* fav. - Favorable

unfav. – Unfavorable

n.m. – Not meaningful

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ACCRETIVE HEALTH

©2013 Accret ive Health Inc. Reconciliat ion of GAAP net income (loss) to non-GAAP Net Cash Generated from Customer Contract ing Act ivit ies 14 ($ in thousands) * fav. - Favorable unfav. – Unfavorable n.m. – Not Meaningful Three Months Ended September 30, 2016 vs. 2015 Change Nine Months Ended September 30, 2016 vs. 2015 Change 2016 2015 Amount % 2016 2015 Amount % Net income (loss) $37,333 ($32,970) $70,303 fav. $163,945 ($89,703) $253,648 fav. Net interest income (57) (73) 16 -21.9% (187) (147) (40) 27.2% Income tax provision (benefit) 24,146 (21,800) 45,946 unfav. 106,634 (57,112) 163,746 unfav.. Depreciation and amortization expense 2,673 2,738 (65) -2.4% 7,305 6,556 749 11.4% Share-based compensation expense 4,760 12,315 (7,555) -61.3% 23,443 25,318 (1,875) -7.4% Other 536 3,964 (3,428) fav. 19,993 5,850 14,143 unfav.. Adjusted EBITDA 69,391 (35,826) 105,217 fav. 321,133 (109,238) 430,371 fav. Change in deferred customer billings (65,805) 39,541 (105,346) n.m. (347,542) 108,601 (456,143) n.m Net cash generated from customer contracting activities $3,586 $3,715 ($129) unfav. ($26,409) ($637) ($25,772) unfav.

©2013 Accret ive Health Inc. Share-Based Compensat ion and D&A Expense included within Operat ing Expenses 15 Three Months Ended September 30, Nine Months Ended September 30, 2016 2015 2016 2015 (unaudited) (unaudited) Cost of services $1,281 $3,152 $4,804 $5,756 Selling, general and administrative 3,479 9,163 18,639 19,562 Other — — 1,828 — Total share-based compensation expense $4,760 $12,315 $25,271 $25,318 Three Months Ended September 30, Nine Months Ended September 30, 2016 2015 2016 2015 (unaudited) (unaudited) Cost of services $2,545 $2,491 $6,872 $5,799 Selling, general and administrative 128 247 433 757 Total depreciation and amortization $2,673 $2,738 $7,305 $6,556 ($ in thousands) Share-Based Compensation Expense Allocation Details Depreciat ion and Amortization Expense Allocation Details

©2013 Accret ive Health Inc. Condensed Consolidated non-GAAP Financial Informat ion 16 Three Months Ended September 30, Nine Months Ended September 30, 2016 2015 2016 2015 GAAP net services revenue $125,535 $15,842 $486,400 $48,898 Increase/(decrease) in deferred customer billings (65,805) 39,541 (347,542) 108,601 Gross cash generated from customer contracting activities 59,730 55,383 138,858 157,499 Operating Expenses1: Cost of services 43,550 39,683 125,942 118,729 Selling, general and administrative 12,594 11,985 39,325 39,407 Sub-total 56,144 51,668 165,267 158,136 Net cash generated from customer contracting activities $3,586 $3,715 ($26,409) ($637) Net cash generated margin 6.0% 6.7% -19.0% -0.4% ($ in thousands)